Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (“Agreement”) dated as of November 13, 2019 (the “Effective Date”) is among Helmerich & Payne, Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined below) party hereto, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, as swingline lender (in such capacity, the “Swingline Lender”), and as an issuing lender (in such capacity, the “Issuing Lender”).
RECITALS

A.    The Borrower, the Administrative Agent, the Swingline Lender, the Issuing Lender, and the financial institutions party thereto from time to time, as lenders (the “Lenders”), are parties to that certain Credit Agreement dated as of November 13, 2018 (as amended, restated, amended and restated, or otherwise modified prior to the date hereof, the “Credit Agreement”).
B.    Subject to the terms and conditions set forth herein, the parties hereto wish to amend certain provisions of the Credit Agreement as set forth herein.
NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
Section 2.    Other Definitional Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import when used herein, shall be construed to refer to this Agreement in its entirety and not to any particular provision thereof, (d) all references herein to Articles, Sections, Exhibits, Annexes, and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Annexes, and Schedules to, this Agreement, (e) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.
Section 3.    Amendments to Credit Agreement.
(a)    Section 1.1 (Certain Defined Terms) of the Credit Agreement is hereby amended by adding the following new definitions in alphabetical order therein:
“Amendment No. 1 Effective Date” means November 13, 2019.
“Amendment No. 1 Fee Letter” means that certain fee letter dated as of the Amendment No. 1 Effective Date, between the Borrower and Wells Fargo Securities, LLC.
“Extension Notice” shall have the meaning assigned to such term in Section 2.1(d)(i).
“Extension Closing Date” shall have the meaning assigned to such term in Section 2.1(d)(iv).
(b)    Section 1.1 (Certain Defined Terms) of the Credit Agreement is hereby amended by amending and restating the following definitions to read as follows:
“Contingent Debt” means, with respect to any Person, without duplication, any contingent liabilities, obligations or indebtedness (including, for the avoidance of doubt, any guarantee or similar obligations, contingent or otherwise) of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection), including (a) any obligations or similar undertakings to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation to purchase any such Debt or any Property constituting security therefor, to advance or provide funds or other support for the payment or purchase of any such Debt or to maintain working capital, solvency or other balance sheet condition of such other Person (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or otherwise to assure or hold harmless the holder of such Debt against loss in respect thereof, (b) obligations to indemnify other Persons against liability or loss, to the extent not arising in the ordinary course of business, and (c) warranty obligations and other contractually assumed obligations, to the extent not arising in the ordinary course of business.
“Credit Documents” means this Agreement, the Notes, the Letter of Credit Documents, the Guaranty, the Fee Letter, the Amendment No. 1 Fee Letter, and each other agreement, instrument, or document executed at any time in connection with this Agreement.
“Maturity Date” means (a) November 13, 2024, or such other extended maturity date if the maturity is extended pursuant to Section 2.1(d) or (b) the earlier termination in whole of the Revolving Commitments pursuant to Section 2.1(b) or Article VII.
(c)    Section 1.1 (Certain Defined Terms) of the Credit Agreement is hereby amended to delete the following defined terms in their entirety: “Acquisition”, “EBITDA”, and “Nonordinary Course Asset Sales.”
(d)    Section 2.1(d) (Extension of Maturity Date) of the Credit Agreement is hereby amended by amending and restating such subsection (d) to read as follows:
(d)    Extension of Maturity Date.
(i)    Requests for Extension. The Borrower may from time to time, by notice (an “Extension Notice”) to the Administrative Agent (who shall promptly notify the Lenders), make a request that each Lender extend such Lender’s then existing Maturity Date (A) for an additional 364 days from such Lender’s Maturity Date then in effect, (B) for such additional number of days which would cause its Maturity Date to be the latest Maturity Date then in effect, or (C) for such additional number of days which would cause its Maturity Date to be 364 days after the latest Maturity Date then in effect (such Lender’s then existing Maturity Date being referred to herein as its “Existing Maturity Date” and such Lender’s proposed extended Maturity Date being referred to herein as its “Extended Maturity Date”). The date on which the Administrative Agent provides to the Lenders the notice referenced above is hereinafter referred to as the “Notice Date.” After the Amendment No. 1 Effective Date, the Borrower may exercise an extension under this Section 2.1(d) no more than twice during the tenor of this Agreement; provided that no Catch-Up Extension (as defined below) shall be subject to such limitation. Notwithstanding anything herein to the contrary, no Extended Maturity Date shall be a date later than five years from the applicable Extension Closing Date.
(ii)    Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than 15 days after the Notice Date, advise the Administrative Agent whether or not such Lender agrees to such extension and any Lender that does not so advise the Administrative Agent on or before the date that is 15 days after the Notice Date shall be deemed to be a Non-Extending Lender. Each Lender that determines not to so extend its Maturity Date shall be referred to herein as a “Non-Extending Lender”. Each Lender that determines to extend its Maturity Date shall be referred to herein as an “Extending Lender”. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.
(iii)    Additional Commitment Lenders. The Borrower shall have the right, on or before the Extension Closing Date and pursuant to Section 2.15(b), to replace each Non-Extending Lender with, and add as a “Lender” under this Agreement in place thereof, one or more Eligible Assignees that will agree to such later Maturity Date as requested in the applicable Extension Notice (each, an “Additional Commitment Lender”), each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, subject to the satisfaction of the conditions set forth in clause (v) below and effective as of the Extension Closing Date, undertake a Revolving Commitment (and, if any such Additional Commitment Lender is already a Lender, its Revolving Commitment shall be in addition to such Lender’s Revolving Commitment hereunder on such date).
(iv)    Minimum Extension Requirement. If (and only if) the total of the Revolving Commitments of the Lenders that have agreed to extend their Maturity Date and the additional Revolving Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Revolving Commitments in effect immediately prior to the Extension Closing Date, then, subject to the satisfaction of the conditions set forth in clause (v) below (the first date on which such necessary consent required pursuant to this clause (iv) is obtained and the conditions specified in clause (v) below are satisfied with respect to the applicable extension, the “Extension Closing Date”) and effective as of the Extension Closing Date, the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the applicable Extended Maturity Date and each Additional Commitment Lender shall thereupon become a Lender for all purposes of this Agreement. In addition, notwithstanding anything to the contrary contained herein, at any time on or prior to the Maturity Date of a Non-Extending Lender, the Borrower and such Non-Extending Lender may agree in writing that such Non-Extending Lender shall become an Extending Lender with a Maturity Date of the Extending Lenders in respect of the applicable extension as to which such Non-Extending Lender declined to agree (a “Catch-Up Extension”); provided that the Borrower shall have provided (A) written notice to the Administrative Agent of such agreement and (B) an executed copy of such agreement, it being understood that no further certifications or documentation shall be required to be delivered by the Borrower to the Administrative Agent or the Lenders as a whole in connection with a Catch-Up Extension other than as required in the preceding clauses (A) and (B).
(v)    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless: (A) no Default or Event of Default shall have occurred and be continuing on the Extension Closing Date both immediately before and immediately after giving effect thereto; (B) the representations and warranties contained in this Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality or Material Adverse Change in the text thereof) on and as of the Extension Closing Date both immediately before and immediately after giving effect thereto, as though made on and as of such date, except that any representation and warranty which by its terms is made as of a specified date shall be true and correct only as of such specified date; (C) the receipt by the Administrative Agent of such evidence of appropriate authorization on the part of the Borrower with respect to such extension as the Administrative Agent may reasonably request; and (D) the Borrower shall prepay any Revolving Advances outstanding on the Extension Closing Date (and pay any additional amounts required pursuant to Section 2.11) to the extent necessary to keep outstanding Revolving Advances ratable with any revised Applicable Percentages of the respective Lenders effective as of such date. Notwithstanding any provision contained herein to the contrary, on the Maturity Date (without giving effect to any extension) of each Non-Extending Lender, the Borrower shall repay any Revolving Advances outstanding on such date (and pay any additional amounts required pursuant to Section 2.11) and any other Obligations owing to such Non-Extending Lender to each such Non-Extending Lender and the Revolving Commitments of the Non-Extending Lenders shall be terminated.
(vi)    Reallocation. Notwithstanding any provision contained herein to the contrary, from and after the date of any extension of the Maturity Date pursuant to this Section 2.1(d), all calculations and payments of interest on the Revolving Advances shall take into account the actual Revolving Commitment of each Lender and the principal amount outstanding of each Revolving Advance made by such Lender during the relevant period of time. If any Lender’s Maturity Date is extended in accordance with this Section 2.1(d), (A) immediately upon the effectiveness of each such extension, Schedule II hereof shall be amended and restated to set forth all Lenders and their respective Commitments and Maturity Dates after giving effect to such extension and (B) on each Maturity Date, each Lender’s participation in the Letter of Credit Obligations and Swingline Advances on such Maturity Date shall automatically be deemed to equal such Lender’s Applicable Percentage of the Letter of Credit Obligations and Swingline Advances (after giving effect the termination of Commitments that occurs on such Maturity Date) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower has otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Total Credit Exposure of any Lender whose Commitment does not terminate on such Maturity Date to exceed such Lender’s Commitment. If the reallocation described in this Section 2.1(d)(vi) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to the Administrative Agent, the Lenders, or any Issuing Lender hereunder or under applicable Legal Requirement, (x) first, prepay Swingline Advances in an amount equal to the portion of the Swingline Lender’s Fronting Exposure that was attributable to each Lender whose Commitment terminates on such Maturity Date but was not so reallocated and (y) second, Cash Collateralize each Issuing Lender’s Fronting Exposure in an amount equal to the portion of such Issuing Lender’s Fronting Exposure (plus all related fees and expenses with respect to such Letters of Credit then outstanding over their remaining terms) that was attributable to each Lender whose Commitment terminates on such Maturity Date but was not so reallocated.
(vii)    Conflicting Provisions. This Section 2.1(d) shall supersede any provisions in Section 2.13(f) or 9.2 to the contrary.
(e)    Section 2.8(c) (Other Fees) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(c) Other Fees. The Borrower agrees to pay the fees to the Administrative Agent as set forth in the Fee Letter and the Amendment No. 1 Fee Letter.
(f)    Article IV (Representations and Warranties) of the Credit Agreement is hereby amended by adding the following new Section 4.19 to the end thereof:
Section 4.19    EEA Financial Institution. No Credit Party nor any Subsidiary thereof is an EEA Financial Institution.
(g)    Section 5.1 (Organization) of the Credit Agreement is hereby amended by deleting the words “or Section 6.8” therein.
(h)    Article VI (Negative Covenants) of the Credit Agreement is hereby amended by deleting Sections 6.4, 6.8, and 6.15 in their entirety and replacing them with “[Reserved.]”
Section 4.    Representations and Warranties. The Borrower hereby represents and warrants that:
(a)    immediately before and immediately after giving effect to this Agreement, the representations and warranties made by the Borrower in the Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality or Material Adverse Change in the text thereof) on the date hereof, except that any representation and warranty which by its terms is made as of a specified date is true and correct as of such specified date;
(b)    immediately before and immediately after giving effect to this Agreement, no Default exists;
(c)    the execution, delivery and performance of this Agreement by the Borrower are within its corporate power and have been duly authorized by all necessary corporate action;
(d)    this Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable Debtor Relief Laws affecting the rights of creditors generally and general principles of equity whether applied by a court of law or equity;
(e)    there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement, except notices to or filings with the SEC; and
(f)    as of the Effective Date, no action, suit, investigation or other proceeding by or before any arbitrator or any Governmental Authority is pending or, to the Borrower’s knowledge, threatened and no preliminary or permanent injunction or order by a state or federal court has been entered in connection with this Agreement or any other Credit Document.
Section 5.    Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions, which may occur prior to or concurrently with the closing of this Agreement:
(a)    the Administrative Agent shall have received this Agreement executed by duly authorized officers of the Borrower, the Administrative Agent, and each Lender;
(b)    the Administrative Agent shall have received that certain fee letter dated as of the Effective Date executed by duly authorized officers of the Borrower and Wells Fargo Securities, LLC (the “Amendment No. 1 Fee Letter”);
(c)    the representations and warranties contained in Section 4 of this Agreement shall be true and correct on and as of the Effective Date;
(d)    the Administrative Agent shall have received a secretary’s certificate from the Borrower certifying that attached thereto is evidence of appropriate authorization on the part of the Borrower with respect to the extension of the Maturity Date effected by this Agreement; and
(e)    the Borrower shall have paid (i) all fees and expenses of the Administrative Agent’s outside legal counsel required to be paid pursuant to all invoices presented for payment at least two Business Days prior to the Effective Date, and (ii) the fees required under the Amendment No. 1 Fee Letter.
Section 6.    Acknowledgments and Agreements.
(a)    The Borrower, the Administrative Agent and the Lenders party hereto (i) acknowledge and agree that the extension of the Maturity Date of the Lenders party hereto pursuant to this Agreement is an extension pursuant to Section 2.1(d) of the Credit Agreement, as amended by this Agreement, and each Lender that has agreed to extend its Maturity Date in accordance herewith constitutes an “Extending Lender” and (ii) reaffirm Schedule II (Revolving Commitments) of the Credit Agreement.
(b)    The Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and that all payments thereof shall be made in accordance with Section 2.13(a) of the Credit Agreement.
(c)    The Borrower, the Administrative Agent, the Swingline Lender, the Issuing Lender, and each Lender party hereto does each hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, and the other Credit Documents, are not impaired in any respect by this Agreement.
(d)    Nothing herein shall constitute a waiver or relinquishment of (i) any Default under any of the Credit Documents, (ii) any of the agreements, terms, or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent, the Swingline Lender, any Issuing Lender, or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent, the Swingline Lender, any Issuing Lender, or any Lender to collect the full amounts owing to it under the Credit Documents.
(e)    From and after the Effective Date, all references to the Credit Agreement shall mean the Credit Agreement, as amended by this Agreement. This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents.
Section 7.    Counterparts. This Agreement may be signed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, taken together, constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by e-mail “PDF” copy shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 8.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 9.    Invalidity. In the event that any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect under any applicable Legal Requirement, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.
Section 10.    Governing Law. This Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).
Section 11.    Entire Agreement. THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

HELMERICH & PAYNE, INC.

By: /s/ Mark W. Smith
Name: Mark W. Smith
Title: Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, an Issuing Lender, Swingline Lender, and a Lender

By: /s/ Shannon Cunningham
Name: Shannon Cunningham
Title: Director
LENDER:

BOKF, NA DBA BANK OF OKLAHOMA,
as a Lender

By: /s/ Timberly Harding
Name: Timberly Harding
Title: SVP, Commercial Relationship Manager
LENDER:

BARCLAYS BANK PLC,
as a Lender

By: /s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

LENDER:
HSBC BANK USA, N.A.,
as a Lender

By:/s/ Michael Bustios
Name: Michael Bustios
Title: Senior Vice President

LENDER:

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,
as a Lender

By:/s/ Scott Nickel
Name: Scott Nickel
Title: Director
LENDER:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By: /s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By: /s/ Bastien Dayer
Name: Bastien Dayer
Title: Authorized Signatory

LENDER:

GOLDMAN SACHS BANK USA,
as a Lender

By:/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

LENDER:

MORGAN STANLEY BANK, N.A.,
as a Lender

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

LENDER:

MIDFIRST BANK,
as a Lender

By: /s/ Kevin M. Lackner
Name: Kevin M. Lackner
Title: Senior Vice President

LENDER:

ARVEST BANK,
as a Lender

By: /s/ Andrew Coffey
Name: Andrew Coffey
Title: Vice President